Exhibit 99.1

On January 28, 2017, Varian Medical Systems, Inc. (“Varian”) completed the previously announced distribution of 100% of the outstanding common stock of Varex Imaging Corporation (“Varex”) to Varian’s stockholders thereby completing the separation of Varian’s imaging components business (the “Separation”).

The following unaudited pro forma condensed consolidated statement of earnings of Varian and its subsidiaries for the year ended September 30, 2016 revises Varian’s historical fiscal year 2016 consolidated statement of earnings to reflect the historical financial results of Varian’s imaging components business and costs related to the Separation as discontinued operations. The pro forma condensed consolidated statement of earnings is based on information currently available, is based on certain assumptions and estimates and is intended for information purposes only. The pro forma condensed consolidated statement of earnings should be read in conjunction with Varian’s audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” included in Varian’s Form 10-K for the year ended September 30, 2016.

Varian Medical Systems, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Fiscal Year 2016
Revenues	$2,621.1
Cost of revenues	1,508.2
Gross margin	1,112.9
As a percent of revenues	42.5%
Operating expenses
Research and development	200.4
Selling, general and administrative	477.5
Total operating expenses	677.9
Operating earnings	435.0
As a percent of revenues	16.6%
Interest income, net	5.6
Earnings from continuing operations before taxes	440.6
Taxes on earnings	115.3
Net earnings from continuing operations	325.3
Net earnings from discontinued operations	77.4
Net earnings	402.7
Less: Net earnings attributable to noncontrolling interests	0.4
Net earnings attributable to Varian	$402.3

Net earnings per share - basic
Continuing operations	$3.41
Discontinued operations	$0.81
Net earnings per share - basic	$4.22

Net earnings per share - diluted
Continuing operations	$3.39
Discontinued operations	$0.80
Net earnings per share - diluted	$4.19

Shares used in the calculation of net earnings per share:
Weighted average shares outstanding - basic	95.4
Weighted average shares outstanding - diluted	96.0

Discussion of Non-GAAP Financial Measures

This Exhibit includes the following non-GAAP financial measures derived from our Pro Forma Condensed Consolidated Statement of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP diluted net earnings per share. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this Form 8-K to the most directly comparable GAAP financial measure.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Acquisition-related expenses and benefits: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring and impairment charges: We incur restructuring and impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. Non-GAAP items are generally included in selling, general and administrative expenses, unless otherwise specified.

The following table reconciles GAAP and non-GAAP financial measures for Varian's continuing operations:

Varian Medical Systems, Inc. and Subsidiaries

Reconciliation between GAAP and Non-GAAP Financial Measures

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Fiscal Year 2016
Non-GAAP adjustments
Amortization of intangible assets (1)	$6.6
Restructuring charges	3.5
Legal costs	24.6
Other (2)	5.3
Total Non-GAAP adjustments	40.0
Tax effects of Non-GAAP adjustments	(10.5)
Total net earnings from continuing operations impact from non-GAAP adjustments	$29.5
Operating earnings reconciliation
GAAP operating earnings from continuing operations	$435.0
Total operating earnings from continuing operations impact from non-GAAP adjustments	40.0
Non-GAAP operating earnings from continuing operations	$475.0
Net earnings and diluted net earnings per share reconciliation
GAAP net earnings from continuing operations attributable to Varian(3)	$325.4
Total net earnings from continuing operations impact from non-GAAP adjustments	29.5
Non-GAAP net earnings from continuing operations attributable to Varian	$354.9
GAAP diluted net earnings per share from continuing operations	$3.39
Non-GAAP diluted net earnings per share from continuing operations	$3.70
Shares used in GAAP and non-GAAP diluted net earnings per share calculation	96.0

(1) Includes $4.6 million in cost of revenues.

(2) Other includes impairment charges and acquisition-related expenses and benefits.

(3) Excludes $0.1 million net loss from continuing operations attributable to noncontrolling interests.